EXHIBIT 99.1

News Release

Trish Scorpio Corporate Communications 952/853-4717

Craig Manson Investor Relations 952/853-6022

CERIDIAN CORPORATION MEETS SECOND QUARTER EXPECTATIONS

RECORD ORDER LEVELS ACHIEVED IN HUMAN RESOURCE SERVICES

Investors are invited to listen to a teleconference to discuss the matters addressed in this press release, live via the Internet at 10:00 a.m. (EDT) on Wednesday, July 18, 2001. The webcast can be accessed through the investor relations section of Ceridian’s website at www.ceridian.com, or directly at: http://www.ceridian.com/invest_audio.asp. A replay of the call will be available at the same address beginning at noon (EDT) on July 18, 2001.

Second Quarter 2001 Highlights:

•	Pro forma EPS from operations was $.13

•	Reported loss per share was $.08 due to litigation settlement

•	Revenue totaled $290.1 million

•	Human Resource Services orders up 20 percent year-over-year

MINNEAPOLIS, July 18, 2001 — Ceridian Corporation (NYSE: CEN) today reported second quarter 2001 pro forma net earnings from operations of $19.5 million or $.13 per diluted share of common stock on revenue of $290.1 million. Comparable pro forma results from operations for the second quarter 2000 were net earnings of $19.4 million, or $.13 per diluted share of common stock, on revenue of $283.1 million.

Pro forma net earnings from operations for the six months ended June 30, 2001 were $38.6 million or $.26 per diluted share of common stock on revenue of $599.7 million. Comparable pro forma results from operations for the first half of 2000 were net earnings of $45.9 million, or $.31 per diluted share of common stock, on revenue of $592.7 million.

Pro forma operating results for the second quarter of 2001 excluded the impact of a litigation settlement announced in May. Including this one-time charge, Ceridian reported a loss for the second quarter of 2001 of $11.8 million, or $.08 per diluted share of common stock, compared to second quarter 2000 net earnings of $27.2 million, or $.19 per diluted share of common stock. Reported net earnings for the six months ended June 30, 2001 were $11.3 million, or $.08 per diluted share of common stock, compared to first half 2000 net earnings of $48.1 million, or $.33 per diluted share of common stock.

“Despite a difficult economic environment, the results for the quarter in both the Human Resource Services business and Comdata were generally in line with our expectations,” said Ronald L. Turner, chairman, president and chief executive officer of Ceridian. “Operationally, the results were excellent. Orders in our HR business were at record levels in the quarter, up 20 percent compared to the same period last year. Our other key operational metrics in the HR business, including retention rates, cross-selling efforts, and customer satisfaction, remained on plan.

“Comdata’s performance was especially strong, given the tough economic conditions faced by its customers in the transportation industry,” added Turner. “Extremely high customer retention levels and strong performance in both merchant services and stored value card services more than offset flat year over year transaction volumes in the fueling business.

“External factors masked much of the improved operational performance during the quarter,” Turner continued. “Fluctuating exchange rates, lower interest rates, and the growing number of layoffs occurring throughout the country modestly affected our results in the second quarter, and will temper our growth in the second half of the year. Our new customer base is expected to grow, but our existing customers are employing fewer people.”

Turner added, “We have also signed a Letter of Intent to divest UserTech, a small, non-core HR business. This will not affect our earnings outlook, but will reduce our reported HR revenue in the second half of the year by approximately $10 million.

“Based on these factors,” Turner concluded, “Ceridian still expects 2001 earnings per share — excluding non-operating gains or losses — to be consistent with the consensus Street expectation of $ .65 per share. Total revenue in 2001 for Human Resource Services is now expected to be in the vicinity of $890 million. Comdata’s revenue expectation remains unchanged at $320 million.”

A brief description of the attached supporting schedules follows:

•	Schedule A - Consolidated Statements of Operations. This schedule shows the actual reported results for the second quarter and first half of 2001.

•	Schedule B - Condensed Consolidated Balance Sheets, including assets and liabilities related to funds held for payroll and tax filing customers.

•	Schedule C - Revenue and EBIT Comparisons by Business Segment. (Excluding unusual items.)

•	Schedule D - Reconciliation of the reported loss ($.08 per share) to pro forma operating earnings ($.13 per share) for the second quarter of 2001.

•	Schedule D1 - Reconciliation of reported earnings ($.08 per share) to pro forma operating earnings ($.26 per share) for the first half of 2001.

•	Schedule D2 - Consolidated Statements of Operations — Pro Forma. Comparison of pro forma results for the quarter and six months ended June 30, 2001 ($.13 and $.26 per share) and the quarter and six months ended June 30, 2000 ($.13 and $.31 per share), respectively.

•	Schedule E - 2000 Quarterly Comparative Data. Pro forma presentation effecting the spin-off of Arbitron as of 1/1/2000, excluding first quarter 2000 special charges and net spin costs, and adjusting for the anticipated change in debt levels and tax rates.

	–	On this basis, earnings per share for the second quarter, first half and full year 2000 were $.13, $.31 and $.70, respectively.

Ceridian Corporation (www.ceridian.com) is an information services company serving businesses and employees in the United States, Canada and the United Kingdom. Ceridian is one of the top national human resources outsourcing companies in the United States, and offers a broad range of human resource services, including payroll, benefits administration, tax compliance, HR information systems and employee advisory programs. Through its Comdata subsidiary, Ceridian is a major payment processor and issuer of credit cards, debit cards and stored value cards, primarily for the trucking and retail industries in the United States.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Ceridian Corporation contained in this report that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” “expects,” “anticipates,” “estimates,” “believes” or “plans,” or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Ceridian that could cause such material differences are identified and discussed from time to time in Ceridian’s filings with the Securities and Exchange Commission, including those factors which are discussed in or incorporated by reference into Ceridian’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2000, which factors are also incorporated herein by reference.

Ceridian undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure Ceridian makes on related subjects in future reports to the SEC.

Schedule A

Ceridian Corporation
and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share data)
(Unaudited)

	For Periods Ended June 30,

	Current Quarter		Year to Date

	2001	2000	2001	2000

Revenue	$290.1	$283.1	$599.7	$592.7

Costs and Expenses

Cost of revenue	142.2	141.1	287.9	289.4

Selling, general and administrative	97.2	88.3	210.1	183.6

Research and development	15.2	15.2	31.1	30.3

Other expense (income)	52.5	0.3	50.1	31.4

Total costs and expenses	307.1	244.9	579.2	534.7

Earnings (loss) before interest and taxes	(17.0)	38.2	20.5	58.0

Interest income	1.7	0.8	3.5	1.8

Interest expense	(4.0)	(9.6)	(13.0)	(19.5)

Earnings (loss) before income taxes	(19.3)	29.4	11.0	40.3

Income tax provision (benefit)	(7.5)	11.0	4.9	15.4

Earnings (loss) from continuing operations	(11.8)	18.4	6.1	24.9

Discontinued operations	—	8.8	5.2	23.2

Net earnings (loss)	$(11.8)	$27.2	$11.3	$48.1

Basic earnings (loss) per share

Continuing operations	$(0.08)	$0.13	$0.04	$0.17

Net earnings	$(0.08)	$0.19	$0.08	$0.33

Diluted earnings (loss) per share

Continuing operations	$(0.08)	$0.13	$0.04	$0.17

Net earnings	$(0.08)	$0.19	$0.08	$0.33

Shares used in calculations

(in thousands)

Weighted average shares (basic)	145,950	145,051	145,875	144,919

Dilutive securities	—	1,704	2,170	1,022

Weighted average shares (diluted)	145,950	146,755	148,045	145,941

Schedule B

Ceridian Corporation
and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in millions)

	June 30	December 31,
	2001	2000

Cash and equivalents	$100.4	$118.5

Trade receivables	448.7	438.3

Other receivables	23.0	22.6

Net assets of discontinued operations	—	28.2

Other assets	1,488.7	1,480.4

Total assets before client funds	2,060.8	2,088.0

Payroll and tax filing client funds	2,743.1	2,945.0

Total assets	$4,803.9	$5,033.0

Debt	$296.1	$500.6

Drafts and customer funds payable	199.6	172.1

Other liabilities	438.9	479.1

Total liabilities before client obligations	934.6	1,151.8

Payroll and tax filing client obligations	2,743.1	2,945.0

Total liabilities	3,677.7	4,096.8

Stockholders’ equity	1,126.2	936.2

Total liabilities and stockholders’ equity	$4,803.9	$5,033.0

Schedule C

Ceridian Corporation
and Subsidiaries

REVENUE COMPARISONS
ACTUAL
($M)

	Second Quarter		Six Months YTD

	2001	2000	2001	2000

Human Resource Services	$213.0	$208.2	$446.1	$442.0

Comdata Corporation	77.1	74.9	153.6	150.7

Total	$290.1	$283.1	$599.7	$592.7

Ceridian Corporation
and Subsidiaries

EARNINGS BEFORE INTEREST AND TAX COMPARISONS (PRO FORMA)
EXCLUDING SPECIAL CHARGES
ACTUAL
($M)

	Second Quarter		Six Months YTD

	2001	2000	2001	2000

Human Resource Services	$12.5	$18.9	$31.5	$54.3

Comdata Corporation	22.9	19.3	39.3	34.2

Total	$35.4	$38.2	$70.8	$88.5

Schedule D

Ceridian Corporation
and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS (PRO FORMA)
EFFECTING THE SPIN-OFF AS OF 1/1/2000 AND EXCLUDING UNUSUAL ITEMS
(Unaudited)
(Dollars in millions, except per share data)

	For Periods Ended June 30, 2001

		Three Months
	As	Unusual
	Reported	Items		Pro Forma

Revenue	$290.1			$290.1

Costs and Expenses

Cost of revenue	142.2			142.2

Selling, general and administrative	97.2			97.2

Research and development	15.2			15.2

Other expense (income)	52.5	$(52.4	)(1)	0.1

Total costs and expenses	307.1	(52.4)		254.7

Earnings (loss) before interest and taxes	(17.0)	52.4		35.4

Interest income	1.7			1.7

Interest expense	(4.0)			(4.0)

Earnings (loss) before income taxes	(19.3)	52.4		33.1

Income tax provision (benefit)	(7.5)	21.1	(2)	13.6

Net earnings (loss)	$(11.8)	$31.3		$19.5

Diluted earnings (loss) per share	$(0.08)			$0.13

Shares used in calculations

(in thousands)	145,950	3,575	(3)	149,525

(1)	Excluding costs related to the settlement of litigation.

(2)	Tax adjustment to reflect a pro forma tax rate of 41%.

(3)	Including dilutive effect of stock options not used in loss per share calculations.

Schedule D1

Ceridian Corporation
and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS (PRO FORMA)
EFFECTING THE SPIN-OFF AS OF 1/1/2000 AND EXCLUDING UNUSUAL ITEMS
(Unaudited)
(Dollars in millions, except per share data)

	For Periods Ended June 30, 2001

		Six Months
	As	Unusual
	Reported	Items		Pro Forma

Revenue	$599.7			$599.7

Costs and Expenses

Cost of revenue	287.9			287.9

Selling, general and administrative	210.1			210.1

Research and development	31.1			31.1

Other expense (income)	50.1	$(50.3	)(1)	(0.2)

Total costs and expenses	579.2	(50.3)		528.9

Earnings before interest and taxes	20.5	50.3		70.8

Interest income	3.5			3.5

Interest expense	(13.0)	4.1	(2)	(8.9)

Earnings before income taxes	11.0	54.4		65.4

Income tax provision	4.9	21.9	(3)	26.8

Earnings from continuing operations	6.1	32.5		38.6

Discontinued operations	5.2	(5.2	)(4)	—

Net earnings	$11.3	$27.3		$38.6

Diluted earnings per share	$0.08			$0.26

Shares used in calculations

(in thousands)	148,045			148,045

(1)	Excluding a $13.6 million gain from the sale of stock in a small publicly-held company, $52.4 million relating to a legal settlement, $6.6 million fee for termination of an IT outsourcing contract and $4.9 million of unusual losses.

(2)	Excluding interest expense savings resulting from assuming that the spin-off took place on 1/1/2000.

(3)	Tax adjustment to reflect a pro forma tax rate of 41%.

(4)	Assuming that the spin-off took place on 1/1/2000.

Schedule D2

Ceridian Corporation
and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS (PRO FORMA)
EFFECTING THE SPIN-OFF AS OF 1/1/2000 AND EXCLUDING UNUSUAL ITEMS
(Unaudited)
(Dollars in millions, except per share data)

	For Periods Ended June 30,

	Current Quarter		Year to Date

	2001	2000	2001	2000

Revenue	$290.1	$283.1	$599.7	$592.7

Costs and Expenses

Cost of revenue	142.2	141.1	287.9	289.4

Selling, general and administrative	97.2	88.3	210.1	183.6

Research and development	15.2	15.2	31.1	30.3

Other expense (income)	0.1	0.3	(0.2)	0.9

Total costs and expenses	254.7	244.9	528.9	504.2

Earnings before interest and taxes	35.4	38.2	70.8	88.5

Interest income	1.7	0.8	3.5	1.8

Interest expense	(4.0)	(6.3)	(8.9)	(13.0)

Earnings before income taxes	33.1	32.7	65.4	77.3

Income tax provision	13.6	13.3	26.8	31.4

Net earnings	$19.5	$19.4	$38.6	$45.9

Diluted earnings per share	$0.13	$0.13	$0.26	$0.31

Shares used in calculations

(in thousands)	149,525	146,755	148,045	145,941

Schedule E

Ceridian Corporation
and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS (Pro Forma)
EFFECTING THE SPIN-OFF AS OF 1/1/2000 AND EXCLUDING FIRST
QUARTER 2000 SPECIAL CHARGES AND SPIN COSTS
(Unaudited)
(Dollars in millions, except per share data)

2000 Quarterly Data	Q1	Q2	Q3	Q4	YTD

Revenue	$309.6	$283.1	$279.3	$303.7	$1,175.7

Costs and Expenses

Cost of revenue	148.3	141.1	135.4	134.2	559.0

Selling, general and administrative	95.3	88.3	84.3	91.4	359.3

Research and development	15.1	15.2	15.8	16.7	62.8

Other expense (income) (1)	0.6	0.3	0.8	(0.5)	1.2

Total costs and expenses	259.3	244.9	236.3	241.8	982.3

Earnings before interest and taxes	50.3	38.2	43.0	61.9	193.4

Interest income	1.0	0.8	1.0	1.9	4.7

Interest expense (2)	(6.7)	(6.3)	(7.0)	(7.2)	(27.2)

Earnings before income taxes	44.6	32.7	37.0	56.6	170.9

Income tax provision (3)	18.1	13.3	15.0	21.9	68.3

Net earnings	26.5	19.4	22.0	34.7	102.6

Diluted earnings per share	$0.18	$0.13	$0.15	$0.24	$0.70

Shares used in calculations

(in thousands)	145,525	146,755	147,530	147,462	146,734

(1)	Excluding first quarter 2000 special charges of $30.5 million.

(2)	Excluding interest expense savings resulting from assuming that the spin-off took place on 1/1/2000.

(3)	Assumes an effective annual tax rate of 40.0%.